EXHIBIT 99.1

Adopted: September 15, 2004

PHARMACEUTICAL FORMULATIONS, INC.

CORPORATE GOVERNANCE GUIDELINES

I.	Ethical Business Principles

Integrity and ethical behavior are core values of Pharmaceutical Formulations, Inc. (the Company). The Company’s Board of Directors, officers and employees will reflect such principles in the conduct of the company’s business.

II.	Board Of Directors

The Directors of the Company are elected by its shareholders to oversee Management and to act in the best interests of the Company and its shareholders. The Board of Directors is responsible to provide the best example of the Company’s core values and should reinforce their importance at appropriate times.

III.	Board Composition

•	Given the current size of the Company and the nature of its business, a Board consisting of 5 to 9 members is appropriate.

•	A Director must have sufficient time to be able to serve diligently on the Board.

•	Diversity of backgrounds and expertise should be emphasized in the selection of nominees.

•	A majority of the Directors shall be independent within the meaning of the standards of the NASDAQ Stock Market, Inc. Marketplace Rules dated April 15, 2004, Rule 4200, as amended from time to time, the relevant sections of which are appended to these Guidelines.

•	The Board of Directors shall have three standing committees: Audit, Executive Compensation, and Nominating and Governance.

IV.	Board Meetings

•	Directors are expected to attend all meetings. The Chairman will discuss attendance with any Director whose attendance falls below 75% to determine if excessive time conflicts are likely to continue, and whether the Director should continue to serve on the Board.

•	An agenda shall be distributed before each meeting of the Board of Directors, with the opportunity provided for each Director to request additions to the agenda.

•	Meeting materials will be delivered to each Director in sufficient time in advance of each regular meeting of the Board of Directors to permit a thorough review.

•	The Non-Management Directors shall meet as a group in executive session at least twice per year. At these sessions, the Chair shall rotate among each of the Non-Management Directors. The Chair of these meetings is expected to report to the Chairman of Board any concerns, requests for changes in the Board meetings, or suggestions for future topics of discussion

V.	Responsibilities of the Board of Directors and Committees

          The Board of Directors and Committees of the Board shall:

•	Establish with Management medium and long-term plans for the Company’s business. Twice per year, Management will submit such plans, together with related budgets and projections, to the Board for its review.

•	Approve and oversee major corporate decisions; develop and implement Board policies

•	Review and approve potential acquisitions, divestitures, and capital expenditures submitted to the Board by Management.

•	Review the Company's compliance programs and procedures.

•	Monitor and assess Management performance.

•	Be informed regarding the Company's business.

•	Perform a detailed review of the financial statements, after reviewing the report of the Audit Committee.

•	Recruit new Board members; recruiting efforts to be led by the Chairman of the Board and the Nominating and Governance Committee.

•	Select, evaluate, retain and arrange succession of the Chief Executive Officer.

•	Review the Corporate Governance Guidelines.

•	The nominating and Governance Committee shall periodically review the Company’s Code of Conduct, including related policies. The Committee shall have Management confirm periodically that the Code of Conduct, and related policies are fully understood and implemented.

•	The Nominating and Governance Committee will review each individual’s commitments to other boards and organizations and discuss with the nominee or existing Director any concerns regarding such commitments.

VI.	Board Contacts and Access

•	Board members shall have free access to the Company’s Management at all times. Directors are expected to consider whether the results of any contact with a member of Management other than the Chief Executive Officer should be reported to the Chief Executive Officer.

•	Dealings with the press and with investors generally shall be the sole province of the Chief Executive Officer and his designees.

VII.	Board Performance Review

•	The Board of Directors will conduct a self-evaluation at least annually to determine whether it and its Committees are functioning effectively

VIII.	Director Compensation and Ownership of Capital Stock

•	Non-Management Directors currently receive reasonable compensation in the form of an annual retainer paid quarterly, annual stock grant and/or Stock Options, and a fee for attendance at any Board of Directors or Committee meeting. All elements of compensation and the relative mix of the elements shall be recommended by the Nominating and Governance Committee and reviewed and approved annually by the Board of Directors.

•	Board members are expected to comply with the Company’s stock trading guidelines and with all applicable laws regarding stock ownership.

IX.	Chief Executive Officer Succession

•	The Chief Executive Officer succession planning process shall include a regular Board review. Any review of possible internal candidates should include:

—	Readiness and potential

—	Demonstrated skills and competencies

—	Needed experience and training to fill gaps

—	Plan for adequate exposure to Board of Directors